PRESS RELEASE

07/23/19

Carlisle Companies Reports Record Second Quarter Diluted EPS of $2.65, a 42% Increase from Prior Year

SCOTTSDALE, ARIZONA, July 23, 2019 - Carlisle Companies Incorporated (NYSE:CSL) today announced its financial results for the three month period ended June 30, 2019.

•	Second quarter revenue increased 6.4% year-over-year to a record $1.3 billion

•	Operating income reached a record $207.2 million, an increase of 29.7% year-over-year

•	Repurchased 550,000 shares, totaling $75 million

•	CCM revenue increased 10.4% (4.7% organic) year-over-year despite above average rainfall in parts of North America
Second Quarter 2019

Revenue of $1.31 billion increased 6.4% from $1.24 billion in the second quarter of 2019. Organic revenue grew 2.3% (organic revenue defined as revenue excluding acquired revenues within the last twelve months and the impact of changes in foreign exchange rates versus the U.S. Dollar). Acquired revenues contributed a total of 4.7% in the quarter. Changes in foreign exchange rates had a negative (0.6%) impact on revenues.

Operating income of $207.2 million was up 29.7% from the second quarter of 2018. Operating income performance was driven by price/cost realization, lower restructuring, higher sales volume and contributions from the Carlisle Operating System (COS), partially offset by wage inflation and acquisition costs.

In addition to the factors driving operating income improvement, diluted EPS from continuing operations benefited from a lower tax rate and lower share count. Diluted EPS for the quarter included $0.06 of restructuring, facility rationalization, and acquisition related costs, and $0.09 of discrete tax benefits.

CEO Comment

Chris Koch, President and Chief Executive Officer, said, “We are pleased with Carlisle's record second quarter sales and diluted EPS results. These results demonstrate our continued progress towards our Vision 2025 goals of: $8 billion in revenues, 20% operating income, and 15% ROIC.

Second quarter results were driven by: strong execution, continued solid demand at CCM and CIT, price discipline across all four segments, and efficiencies gained from COS. We continue to see a healthy backdrop in demand for both new construction and replacement products across the building envelope within CCM, while robust commercial aircraft build rates continue at CIT. Combined with price/cost dynamics and efficiencies gained from prior year restructuring efforts, we leveraged these positives into solid incremental margins. Additionally in the second quarter, CBF continued to execute well on its margin expansion goals driven by increased efficiencies at its Medina, OH facility.

During the second quarter, global macro uncertainties, including unresolved trade negotiations, Brexit, a general slowing of industrial capital spending, and severe weather in North America challenged the global Carlisle team. Despite these challenges, the team continued to drive sales and operating income improvements under Vision 2025 initiatives.

We also continued to work an active M&A pipeline, broadening our scope and scale of product offerings as demonstrated by our second quarter acquisition of MicroConnex, which adds key sensor and and micro-flex circuit technology within CIT's Medical Technologies platform, and the acquisitions of Hosco Fittings, Integrated Dispense Solutions, and Shinhang to establish a Sealants and Adhesives platform within CFT.

We remain committed to a balanced capital deployment strategy: investing in organic growth, closing on several acquisitions, and returning capital to shareholders during the quarter, paying $75.0 million in share repurchases and $22.9 million in dividends."

Second Quarter 2019 Segment Highlights

Carlisle Construction Materials (CCM)

•
Revenues of $915.0 million, up 10.4% (organic +4.7%) year-over-year, were driven by continued strength in U.S. commercial roofing demand, new product introductions and contributions from acquisitions, despite challenging weather that reduced available roofing days to contractors.

•
Operating income was $182.5 million, up 29.1% year-over-year. Operating margin of 19.9%, a 280 basis point improvement, benefited from positive volume leverage, price/cost realization, savings and benefits from COS, and contributions from acquisitions, partially offset by wage inflation and foreign exchange headwinds.

•	Items affecting comparability were costs of $0.2 million versus $0.7 million in the second quarter of 2018.

•	We continue to expect CCM to achieve low-double digit revenue growth in 2019.

Carlisle Interconnect Technologies (CIT)

•	Revenues of $245.4 million, up 3.2% (+2.2% organic) year-over-year were driven by strength in Aerospace, Medical and Space/Defense markets.

•
Operating income was $35.9 million, up 30.5% year-over-year. Operating margin of 14.6%, a 300 basis point improvement, benefited from higher volumes, price realization, and savings and benefits from COS, partially offset by wage inflation and acquisition costs.

•	Items affecting comparability were costs of $2.4 million versus $1.9 million in the second quarter of 2018.

•	We continue to expect CIT to achieve mid-to-high single digit revenue growth in 2019.

Carlisle Fluid Technologies (CFT)

•
Revenues of $67.3 million, down 8.2% (-11.7% organic) year-over-year, reflected volume declines across all end markets, particularly in the global automotive sector, partially offset by acquisitions and price realization.

•
Operating income was $3.3 million, down 57.7% year-over-year. Operating margin of 4.9%, a 570 basis point decline, reflected impacts from lower volumes, wage inflation and acquisition related charges, partially offset by price realization, lower restructuring costs and savings and benefits from COS.

•	Items affecting comparability were costs of $1.3 million versus $1.0 million in the second quarter of 2018.

•	We continue to expect CFT to achieve mid-single digit revenue growth in 2019.

Carlisle Brake & Friction (CBF)

•
Revenues of $87.1 million, down 9.7% (-7.0% organic) year-over-year, reflected difficult year-over-year comparisons (2Q18 organic revenue +17.7%) in off-highway vehicle end markets, and foreign currency translation headwinds, partially offset by price realization.

•
Operating income was $8.3 million, up 186.2% year-over-year. Operating margin of 9.5%, a 650 basis point improvement, was driven by efficiencies gained by the Tulsa, Oklahoma to Medina, Ohio plant consolidation, lower restructuring costs, price realization, and savings and benefits from COS, partially offset by lower volumes, wage inflation and foreign exchange headwinds.

•	Items affecting comparability were costs of $0.5 million versus $3.9 million in the second quarter of 2018.

•	We now expect CBF revenues to be down mid-single digits in 2019.

Cash Flow

Free cash flow (defined as cash provided by operating activities less capital expenditures, and comprised of continuing and discontinued operations) was $156.1 million for the first six months ended June 30, 2019, an increase of $225.8 million versus the prior year. The increase in free cash flow was primarily attributable to higher cash earnings, more efficient usage of working capital, and lower capital expenditures.

During the three months ended June 30, 2019, we redeployed our free cash flow towards acquisitions, the repurchase of Carlisle common stock for $75.0 million and $22.9 million in dividends paid. As of June 30, 2019, we had $422.0 million of cash and $1 billion of availability under our revolving credit facility.

Table 1. Revenue Breakdown

	Three Months Ended June 30, 2019
	CCM	CIT	CFT	CBF
Change in Organic Revenues	4.7%	2.2%	(11.7)%	(7.0)%
Net Impact from Acquisitions	6.1%	1.6%	5.9%	—%
Impact from FX	(0.4)%	(0.6)%	(2.4)%	(2.7)%
Change in Revenues	10.4%	3.2%	(8.2)%	(9.7)%

Conference Call and Webcast

The Company will discuss second quarter 2019 results on a conference call at 5:00 p.m. ET today. The call may be accessed live by going to the Investor Relations section of the Carlisle website (http://www.carlisle.com/investor-relations/events-and-webcasts/default.aspx), or the taped call may be listened to shortly following the live call at the same website location. A PowerPoint presentation will accompany the call and can be found on the Carlisle website as well.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful integration and identification of our strategic acquisitions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a diversified, global portfolio of niche brands and businesses that manufactures highly engineered products and solutions for our customers. Carlisle is committed to generating superior shareholder returns by combining a unique management style of decentralization, entrepreneurial spirit, active M&A, and a balanced approach to capital deployment, all with a culture of continuous improvement as embodied in the Carlisle Operating System. Carlisle’s markets include: commercial roofing, specialty polyurethane, aerospace, medical, defense, transportation, industrial, protective coating, auto refinishing, agriculture, mining, and construction. Carlisle’s worldwide team of employees generated $4.5 billion in revenues in 2018. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Jim Giannakouros, CFA
Vice President of Investor Relations and FP&A
jgiannakouros@carlisle.com

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except per share amounts)	2019	2018	2019	2018
Revenues	$1,314.8	$1,236.1	$2,386.7	$2,220.8

Cost of goods sold	920.6	903.9	1,703.9	1,639.2
Selling and administrative expenses	172.3	159.9	336.5	308.5
Research and development expenses	15.4	14.2	29.8	28.1
Other operating (income) expense, net	(0.7)	(1.6)	(5.4)	(9.4)
Operating income	207.2	159.7	321.9	254.4
Interest expense, net	14.7	14.2	28.4	28.7
Other non-operating (income) expense, net	(0.6)	(0.7)	(1.0)	1.2
Income from continuing operations before income taxes	193.1	146.2	294.5	224.5
Provision for income taxes	40.1	31.5	64.1	51.9
Income from continuing operations	153.0	114.7	230.4	172.6

Discontinued operations:
(Loss) income before income taxes	—	(1.3)	—	297.7
Provision for (benefit from) income taxes	0.1	(0.3)	(1.9)	47.0
(Loss) income from discontinued operations	(0.1)	(1.0)	1.9	250.7
Net income	$152.9	$113.7	$232.3	$423.3

Basic earnings per share attributable to common shares:
Income from continuing operations	$2.68	$1.88	$4.01	$2.80
(Loss) income from discontinued operations	—	(0.02)	0.03	4.07
Basic earnings per share	$2.68	$1.86	$4.04	$6.87

Diluted earnings per share attributable to common shares:
Income from continuing operations	$2.65	$1.87	$3.98	$2.78
(Loss) income from discontinued operations	—	(0.02)	0.03	4.04
Diluted earnings per share	$2.65	$1.85	$4.01	$6.82

Average shares outstanding (in thousands):
Basic	56,960	60,641	57,246	61,159
Diluted	57,566	61,059	57,730	61,593

Dividends declared and paid per share	$0.40	$0.37	$0.80	$0.74

(1) Basic and diluted EPS calculated based on "two-class" method of computing earnings per share using the following income attributable to common shareholders:
Income from continuing operations	$152.6	$114.0	$229.7	$171.4
Net income	152.5	113.0	231.6	420.4

Carlisle Companies Incorporated
Unaudited Segment Information

	Three Months Ended June 30,		Increase (Decrease)		Six Months Ended June 30,		Increase (Decrease)
(in millions, except percentages)	2019	2018	Amount	Percent	2019	2018	Amount	Percent
Revenues
Carlisle Construction Materials	$915.0	$828.6	$86.4	10.4%	$1,586.1	$1,427.2	$158.9	11.1%
Carlisle Interconnect Technologies	245.4	237.7	7.7	3.2%	491.8	462.0	29.8	6.5%
Carlisle Fluid Technologies	67.3	73.3	(6.0)	(8.2)%	130.4	136.8	(6.4)	(4.7)%
Carlisle Brake & Friction	87.1	96.5	(9.4)	(9.7)%	178.4	194.8	(16.4)	(8.4)%
Total	$1,314.8	$1,236.1	$78.7	6.4%	$2,386.7	$2,220.8	$165.9	7.5%

Operating Income (Loss)
Carlisle Construction Materials	$182.5	$141.4	$41.1	29.1%	$275.4	$217.2	$58.2	26.8%
Carlisle Interconnect Technologies	35.9	27.5	8.4	30.5%	66.5	54.7	11.8	21.6%
Carlisle Fluid Technologies	3.3	7.8	(4.5)	(57.7)%	9.7	13.5	(3.8)	(28.1)%
Carlisle Brake & Friction	8.3	2.9	5.4	186.2%	14.8	7.4	7.4	100.0%
Segment Totals	230.0	179.6	50.4	28.1%	366.4	292.8	73.6	25.1%
Corporate and unallocated (1)	(22.8)	(19.9)	(2.9)	14.6%	(44.5)	(38.4)	(6.1)	15.9%
Total	$207.2	$159.7	$47.5	29.7%	$321.9	$254.4	$67.5	26.5%

Operating Margin Percentage
Carlisle Construction Materials	19.9%	17.1%	280 bps		17.4%	15.2%	220 bps
Carlisle Interconnect Technologies	14.6%	11.6%	300 bps		13.5%	11.8%	170 bps
Carlisle Fluid Technologies	4.9%	10.6%	(570) bps		7.4%	9.9%	(250) bps
Carlisle Brake & Friction	9.5%	3.0%	650 bps		8.3%	3.8%	450 bps
Total	15.8%	12.9%	290 bps		13.5%	11.5%	200 bps

Depreciation and Amortization
Carlisle Construction Materials	$23.2	$19.5	$3.7	19.0%	$45.8	$38.6	$7.2	18.7%
Carlisle Interconnect Technologies	15.7	14.7	1.0	6.8%	30.2	29.3	0.9	3.1%
Carlisle Fluid Technologies	6.0	6.0	—	—%	11.7	11.4	0.3	2.6%
Carlisle Brake & Friction	5.5	5.4	0.1	1.9%	10.9	11.5	(0.6)	(5.2)%
Corporate and unallocated (1)	0.7	0.7	—	—%	1.5	1.4	0.1	7.1%
Total	$51.1	$46.3	$4.8	10.4%	$100.1	$92.2	$7.9	8.6%

(1)	Includes general corporate expenses and other unallocated costs.

Carlisle Companies Incorporated
Unaudited Items Affecting Comparability Information

Items affecting comparability include costs, and losses or gains related to, among other things, growth and profitability improvement initiatives and other events outside of core business operations (such as asset impairments, exit and disposal and facility rationalization charges, costs of and related to acquisitions, litigation settlement costs, gains and losses from and costs related to divestitures, and discrete tax items). Because these items affect Carlisle's, or any particular operating segment's, financial condition or results in a specific period in which they are recognized, we believe it is appropriate to present the total of these items to provide information regarding the comparability of results of operations period to period.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Impact to Operating Income
Exit and disposal costs	$1.5	$4.6	$8.3	$7.7
Other facility rationalization costs	0.9	2.7	2.3	4.9
Acquisition related costs:
Inventory step-up amortization	0.7	0.4	1.2	0.4
Other acquisition costs	1.4	0.5	2.9	1.6
Litigation costs	—	1.4	—	1.4
Gains from contingent consideration	—	—	(3.0)	—
Gains from divestitures	—	(1.9)	—	(3.9)
Total	$4.5	$7.7	$11.7	$12.1

Impact to Diluted EPS from Continuing Operations (1)
Exit and disposal costs	$0.02	$0.05	$0.11	$0.09
Other facility rationalization costs	0.01	0.04	0.03	0.06
Acquisition related costs:
Inventory step-up amortization	0.01	0.01	0.01	0.01
Other acquisition costs	0.02	0.01	0.04	0.02
Litigation costs	—	0.02	—	0.02
Gains from contingent consideration	—	—	(0.05)	—
Gains from divestitures	—	(0.03)	—	(0.05)
Discrete tax items	(0.09)	(0.07)	(0.09)	(0.06)
Total	$(0.03)	$0.03	$0.05	$0.09

Impact to Operating Income
Carlisle Construction Materials	$0.2	$0.7	$1.8	$(1.1)
Carlisle Interconnect Technologies	2.4	1.9	7.3	4.5
Carlisle Fluid Technologies	1.3	1.0	0.4	1.5
Carlisle Brake & Friction	0.5	3.9	1.8	5.9
Corporate	0.1	0.2	0.4	1.3
Total	$4.5	$7.7	$11.7	$12.1

Impact to Diluted EPS from Continuing Operations (1)
Carlisle Construction Materials	$—	$0.01	$0.02	$(0.01)
Carlisle Interconnect Technologies	0.03	0.02	0.10	0.05
Carlisle Fluid Technologies	0.02	0.01	—	0.02
Carlisle Brake & Friction	0.01	0.05	0.02	0.07
Corporate	(0.09)	(0.06)	(0.09)	(0.04)
Total	$(0.03)	$0.03	$0.05	$0.09

(1)	Tax effect is based on the rate of the jurisdiction where the expense is deductible or income is taxable.

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in millions)	2019	2018
Net cash provided by operating activities	$197.1	$(2.8)

Investing activities:
Acquisitions, net of cash acquired	(272.0)	(19.3)
Capital expenditures	(41.0)	(66.9)
Proceeds from sale of discontinued operation	—	754.6
Other investing activities, net	1.1	5.7
Net cash (used in) provided by investing activities	(311.9)	674.1

Financing activities:
Repurchase of common stock	(232.1)	(235.7)
Dividends paid	(46.2)	(45.6)
Proceeds from exercise of stock options	20.5	5.0
Withholding tax paid related to stock-based compensation	(9.3)	(9.6)
Other financing activities, net	(0.1)	—
Net cash used in financing activities	(267.2)	(285.9)

Effect of foreign currency exchange rate changes on cash and cash equivalents	0.4	—

Change in cash and cash equivalents	(381.6)	385.4
Less: change in cash and cash equivalents of discontinued operations	—	1.3
Beginning of period	803.6	378.3
End of period	$422.0	$762.4

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2019	December 31, 2018
Cash and cash equivalents	$422.0	$803.6
Long-term debt	1,589.4	1,587.8
Total shareholders' equity	2,583.2	2,597.4